Exhibit 99.B(d)(tt)(1)

AMENDMENT NO. 1 TO
SUBADVISORY AGREEMENT

THIS AMENDMENT effective as of this 5th day of November 2018 (the “Amendment”) is made by and among Rothschild & Co Asset Management US Inc., a New York Corporation formerly known as Rothschild Asset Management Inc., Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), and Pacific Select Fund, a Delaware Statutory Trust (the “Trust”), to the Subadvisory Agreement (the “Agreement”) made the 31st day of October 2016, by and among Rothschild Asset Management Inc., the Investment Adviser and the Trust.  Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Investment Adviser, Rothschild Asset Management Inc. and the Trust are parties to the Agreement;

WHEREAS, Rothschild Asset Management Inc. was renamed to Rothschild & Co Asset Management US Inc. effective November 5, 2018; and

WHEREAS, the parties mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

1.                                      All references to “Rothschild Asset Management Inc.” are changed to “Rothschild & Co Asset Management US Inc.”

2.                                      All other terms and conditions set forth in the Agreement are hereby confirmed and remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

ROTHSCHILD & CO ASSET MANAGEMENT US INC. (formerly named Rothschild Asset Management Inc.)

By:	/s/ John M. Carroll
Name: John M. Carroll
Title: Director

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary